UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2006
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices, including zip code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

 Item 1.01.  Entry into a Material Definitive Agreement.

On March 20, 2006, the Compensation Committee of the Board of Directors (the "Board") of RF Micro Devices, Inc. (the "Company") granted restricted stock awards for shares of the Company's common stock (each, an "Award") under the 2003 Stock Incentive Plan of RF Micro Devices, Inc. (the "Plan") in the amounts and to the following employees as set forth below:

Employee Name	Number of Restricted Shares Awarded

Robert A. Bruggeworth	150,000
Steven E. Creviston	80,000
William A. Priddy, Jr.	60,000
James D. Stilson	40,000

Each Award will vest over a four-year period, with 33.3% of the Award vesting after 24 months of continued service following the Award date, 33.3% of the Award vesting after 36 months of continued service following the Award date, and the final 33.3% of the Award vesting after 48 months of continued service following the Award date.

This summary is not intended to be complete, and is qualified in its entirety by reference to the Plan and the additional terms and conditions set forth in the Restricted Stock Award Agreement (Service-Based Award for Senior Officers) under the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/ ROBERT A. BRUGGEWORTH
                                                                                  Robert A. Bruggeworth
                                                                                  President, Chief Executive Officer
                                                                                  (Principal Executive Officer)

Date:    March 24, 2006